Exhibit 24(b)(11)





INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 33-08054 of Oppenheimer Tax-Exempt Fund of our reports dated October 20, 1995 appearing in the Statements of Additional Information, which are a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectuses, which are also a part of such Registration Statement.





/s/ Deloitte & Touche LLP
-------------------------

DELOITTE & TOUCHE LLP

Denver, Colorado
January 26, 1996